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                                   EXHIBIT 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the

                         THE CHASE MANHATTAN BANK, N.A.

of New York in the State of New York, at the close of business on March 31, 1996 published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

CHARTER NUMBER 2370            COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT
STATEMENT OF RESOURCES AND LIABILITIES

                                     ASSETS

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
                                                                                                    THOUSANDS OF
                                                                                                      DOLLARS
                                                                                                   --------------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin................................                $  5,026,000
  Interest-bearing balances.........................................................                   4,135,000
Held to maturity securities.........................................................                           0
Available-for-sale securities.......................................................                   5,632,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds sold................................................................                   1,254,000
  Securities purchased under agreements to resell...................................                     880,000
Loans and lease financing receivable:
  Loans and leases, net of unearned income..........................................  $60,869,000
  LESS: Allowance for loan and lease losses.........................................    1,113,000
  LESS: Allocated transfer risk reserve.............................................            0
                                                                                      -----------
  Loans and leases, net of unearned income, allowance, and reserve..................                  59,756,000
Assets held in trading accounts.....................................................                  13,203,000
Premises and fixed assets (including capitalized leases)............................                   1,690,000
Other real estate owned.............................................................                     268,000
Investments in unconsolidated subsidiaries and associated companies.................                      29,000
Customers' liability to this bank on acceptances outstanding........................                   1,170,000
Intangible assets...................................................................                   1,330,000
Other assets........................................................................                   9,398,000
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TOTAL ASSETS........................................................................                $103,771,000
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                                                   LIABILITIES
Deposits:
  In domestic offices...............................................................                $ 30,681,000
    Noninterest-bearing.............................................................  $11,913,000
    Interest-bearing................................................................   18,768,000
                                                                                      -----------
  In foreign offices, Edge and Agreement subsidiaries, and IBFs.....................                  38,923,000
    Noninterest-bearing.............................................................  $ 3,696,000
    Interest-bearing................................................................   35,227,000
                                                                                      -----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
 IBFs:
  Federal funds purchased...........................................................                   3,143,000
  Securities sold under agreements to repurchase....................................                     100,000
Demand notes issued to the U.S. Treasury............................................                      25,000
Trading liabilities.................................................................                   8,453,000
Other borrowed money:
  With original maturity of one year or less........................................                   3,064,000
  With original maturity of more than one year......................................                     365,000
Mortgage indebtedness and obligations under capitalized leases......................                      39,000
Bank's liability on acceptances executed and outstanding............................                   1,173,000
Subordinated notes and debentures...................................................                   1,960,000
Other liabilities...................................................................                   8,482,000
TOTAL LIABILITIES...................................................................                  96,408,000
Limited-life preferred stock and related surplus....................................                           0

                                                 EQUITY CAPITAL
Perpetual preferred stock and related surplus.......................................                           0
Common stock........................................................................                     921,000
Surplus.............................................................................                   5,354,000
Undivided profits and capital reserves..............................................                   1,092,000
Net unrealized holding gains (losses) on available-for-sale securities..............                     (15,000)
Cumulative foreign currency translation adjustments.................................                      11,000
TOTAL EQUITY CAPITAL................................................................                   7,363,000
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL.................                $103,771,000
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I, Lester J. Stephens,  Jr., Senior Vice President  and Controller of the  above named  bank do hereby declare that this  Report of Condition is true and correct to the best of my knowledge and belief.

                                          (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Donald Trautlein              Directors
(Signed) Richard J. Boyle